Exhibit 99.6

YOUR VOTE IS IMPORTANT AUTHORIZE YOUR PROXY BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxypush.com/bow		1-866-509-1053
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote must be received by 5:00 p.m. Eastern Time on July 25, 2007 in order to be counted in the final tabulation.

To vote, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located on the proxy card below if you vote by mail.

☐	Ú DETACH PROXY CARD HERE Ú

To Vote by Mail Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes MUST be indicated by (x) in black or blue ink.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.								FOR	AGAINST	ABSTAIN

1. Proposal to elect three directors, each for a term of three years						2.	Proposal to approve the Combination Agreement and the Merger	☐	☐	☐
FOR all Nominees Listed Below	☐	WITHHOLD Authority (To vote for all nominees listed below)	☐	EXCEPTIONS* (As indicated to the contrary below)	☐	3.	Proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the 2007 fiscal year	☐	☐	☐
Nominees: Arthur R. Sawchuk; Richard B. Evans; Gordon D. Giffin						4.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)							To include any comments, please mark this box. ☐

*Exceptions							To change your address, please mark this box. ☐

							S C A N L I N E

							(Signature should conform exactly to name shown on this proxy card. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)

						Date Share Owner sign here Co-Owner sign here

BOWATER INCORPORATED
P R O X Y	Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on July 26, 2007

The undersigned appoints David J. Paterson and William G. Harvey, or either one of them, each with full power of substitution, as proxies for the undersigned, to vote all of the shares of common stock of Bowater Incorporated held of record by the undersigned on June 8, 2007, at the annual meeting of stockholders to be held on July 26, 2007, and any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxyholders will vote this proxy FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. Proxyholders will vote, in their discretion, upon any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

Comments or Change of Address

BOWATER INCORPORATED P.O. BOX 11380 NEW YORK, N.Y. 10203-0380

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

SEE REVERSE SIDE